                                                                    EXHIBIT 23.1






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






The Board of Directors
Hallmark Capital Corp.:

We consent to incorporation by reference in the subject registration statement (No. 33-80-700) on Form S-8 of Hallmark Capital Corp. of our report dated July 28, 2000, relating to the consolidated statements of financial condition of Hallmark Capital Corp. and subsidiary as of June 30, 2000 and 1999, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended June 30, 2000, which report appears in the June 30, 2000 annual report on Form 10-K of Hallmark Capital Corp.


                                                                        KPMG LLP



Milwaukee, Wisconsin
September 15, 2000

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